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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement of Ergo Science Corporation on Form S-1 of our report dated April 26, 1994, on our audit of the consolidated financial statements of Ergo Science Corporation for the year ended December 31, 1993, and for the period from inception (January 23, 1990) to December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

                                          Ernst & Young LLP

Boston, Massachusetts

August 8, 1996